Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Will Davis	Dave Mellin
+1 917-519-6994	+1 303-301-3606
wdavis@gogoair.com	pr@gogoair.com

Gogo Repurchases 1.5 Million Shares of Common Stock from BlackRock

BROOMFIELD, CO - September 15, 2022 – Gogo Inc. (NASDAQ: GOGO) (“Gogo” or the “Company”), the world’s largest provider of broadband connectivity services for the business aviation market, today announced that it has agreed to repurchase 1,500,000 shares of Common Stock owned by affiliates of BlackRock, Inc. (“BlackRock”), in a private transaction, for an aggregate purchase price of $18,345,000, or $12.23 per share (the “Repurchase”). The closing of the Repurchase will take place on or before September 21, 2022. The Repurchase is expected to be funded with cash on hand.

Gogo today also announced that BlackRock inadvertently acquired beneficial ownership of more than 4.9% of Gogo’s common stock (“Common Stock”), exceeding the threshold stipulated in Gogo’s Section 382 Rights Agreement, dated September 23, 2020 (the “Plan”). On September 15, 2022, pursuant to the Plan and following approval by the Gogo Board of Directors, Gogo requested that BlackRock, as promptly as practicable, divest sufficient shares of Common Stock to take its beneficial ownership below 4.9% (the “Shareholder Rights Plan Request”). Following completion of such requested share divestiture, BlackRock shall be deemed not to be an “Acquiring Person” under the Plan. Based on information provided by BlackRock, Gogo estimates that after the closing of the Repurchase, BlackRock would need to divest another approximately 100,000 shares of Common Stock in order to divest enough shares of Common Stock so as to not be deemed an “Acquiring Person” under the Plan.

Gogo can provide no assurances as to the specific timing and amount of sales by BlackRock or that BlackRock will in fact divest sufficient shares of Common Stock so as to not be deemed an “Acquiring Person” under the Plan.

This press release is neither an offer to sell nor a solicitation of an offer to purchase any securities.

About Gogo

Gogo is the world’s largest provider of broadband connectivity services for the business aviation market. We offer a customizable suite of smart cabin systems for highly integrated connectivity, inflight entertainment and voice solutions. Gogo’s products and services are installed on thousands of business aircraft of all sizes and mission types from turboprops to the largest global jets, and are utilized by the largest fractional ownership operators, charter operators, corporate flight departments and individuals.

As of June 30, 2022, Gogo reported 2,893 business aircraft flying with Gogo’s AVANCE L5 or L3 system installed, 6,654 aircraft flying with its ATG systems onboard, and 4,462 aircraft with narrowband satellite connectivity installed. Connect with us at business.gogoair.com.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s business outlook, industry, business strategy, plans, goals and expectations concerning the Company’s market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes.

These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, our ability to effectively evaluate and pursue strategic opportunities. Additional information concerning these and other factors can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2022, and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC on May 5, 2022 and August 5, 2022. Any one of these factors or a combination of these factors could materially affect the Company’s financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.